(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q3 2014 Financial Results

Andover, Mass., October 22, 2014 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity; today reports third quarter 2014 financial results.

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$187	$187
Gross Margin	42.5%	43.3%
Operating margin	15.1%	17.5%
Net income ($ millions)	$29.1	$22.8
Diluted EPS	$0.55	$0.43

Third Quarter Financial Results

Sales were $187 million, an increase of 1% from $185 million in the second quarter of 2014, and an increase of 12% from $166 million in the third quarter of 2013.

Third quarter net income was $29.1 million, or $0.55 per diluted share, compared to net income of $21.2 million, or $0.40 per diluted share in the second quarter of 2014, and $2.5 million, or $0.05 per diluted share in the third quarter of 2013. Net income in the quarter includes discrete tax credits of $9.5 million.

Non-GAAP net earnings, which exclude special charges and credits, were $22.8 million, or $0.43 per diluted share, compared to $22.6 million, or $0.42 per diluted share in the second quarter of 2014, and $13.3 million, or $0.25 per diluted share in the third quarter of 2013.

In the third quarter, the board of directors authorized a quarterly cash dividend of $0.165 per share, and paid a dividend of $8.8 million on September 12th.

Gerald Colella, Chief Executive Officer and President, said, “The third quarter was another strong quarter financially for MKS. Sales came in at the high end of our guidance, with profitability exceeding our expectations. Semiconductor sales were relatively stable compared to the second quarter and remained stronger than expected, while sales to all other markets further increased sequentially — a reflection of the contribution from Granville-Phillips as well as our continued emphasis on these adjacent markets.

“Technology changes continue to positively impact our business. As we look to the fourth quarter, we see continued strength in both our semiconductor and other advanced markets. As we operate within this healthy business environment, we continue to make refinements to our operating structure and improvements to our profitability — redeploying resources to strategic and high-growth areas and continuously finding ways to streamline our cost structure.

“Based on these factors, and looking at current business levels, we anticipate that sales in the fourth quarter may range from $185 million to $200 million, and at these volumes, our non-GAAP net earnings could range from $0.42 to $0.53 per share.”

Conference Call Details

A conference call with management will be held on Thursday, October 23, 2014 at 8:30 a.m. (EDT). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 93299773, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP amounts exclude amortization of acquired intangible assets, costs associated with completed acquisitions, an inventory step-up adjustment related to an acquisition, restructuring charges, an excess and obsolete charge related to a unique product in a solar application, a benefit related to an insurance reimbursement, discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	September 30, 2014	September 30, 2013	June 30, 2014
Net revenues:
Products	$158,520	$139,846	$157,466
Services	28,278	26,607	27,231

Total net revenues	186,798	166,453	184,697
Cost of revenues:
Products	89,181	87,809	87,513
Services	18,292	16,410	17,549

Total cost of revenues	107,473	104,219	105,062
Gross profit	79,325	62,234	79,635
Research and development	15,827	15,257	15,421
Selling, general and administrative	32,365	33,158	32,239
Acquisition costs	—	—	271
Restructuring	1,223	1,126	—
Amortization of intangible assets	1,760	361	1,044

Income from operations	28,150	12,332	30,660
Interest income, net	394	208	231

Income from operations before income taxes	28,544	12,540	30,891
(Benefit) provision for income taxes	(573)	10,082	9,667

Net income	$29,117	$2,458	$21,224

Net income per share:
Basic	$0.55	$0.05	$0.40
Diluted	$0.55	$0.05	$0.40
Cash dividends per common share	$0.165	$0.160	$0.165
Weighted average shares outstanding:
Basic	53,054	53,165	53,361
Diluted	53,310	53,513	53,537
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$29,117	$2,458	$21,224
Adjustments (net of tax, if applicable):
Income tax charge (Note 1)	—	6,481	—
Tax credits (Note 2)	—	(1,200)	—
Release of tax reserves (Note 3)	(6,109)	—	—
Tax benefit (Note 4)	(3,343)	—	—
Excess and obsolete charge (Note 5)	—	6,423	—
Acquisition costs (Note 6)	—	—	271
Acquisition inventory step-up (Note 7)	1,634	—	545
Restructuring (Note 8)	1,223	1,126	—
Amortization of intangible assets	1,760	361	1,044
Pro forma tax adjustments	(1,500)	(2,355)	(486)

Non-GAAP net earnings (Note 9)	$22,782	$13,294	$22,598

Non-GAAP net earnings per share (Note 9)	$0.43	$0.25	$0.42

Weighted average shares outstanding	53,310	53,513	53,537
Income from operations	$28,150	$12,332	$30,660
Adjustments:
Excess and obsolete charge (Note 5)	—	6,423	—
Acquisition costs (Note 6)	—	—	271
Acquisition inventory step-up (Note 7)	1,634	—	545
Restructuring (Note 8)	1,223	1,126	—
Amortization of intangible assets	1,760	361	1,044

Non-GAAP income from operations (Note 10)	$32,767	$20,242	$32,520

Non-GAAP operating margin percentage (Note 10)	17.5%	12.2%	17.6%

Gross profit	$79,325	$62,234	$79,635
Excess and obsolete charge (Note 5)	—	6,423	—
Acquisition inventory step-up (Note 7)	1,634	—	545

Non-GAAP gross profit (Note 11)	$80,959	$68,657	$80,180

Non-GAAP gross profit percentage (Note 11)	43.3%	41.2%	43.4%

Note 1: In the third quarter of 2013, we incurred income tax charges of $6.5 million related to an election to pay currently, at a substantially reduced rate, taxes on certain accumulated earnings from the years 2001 to 2011 of one of our foreign subsidiaries.

Note 2: For the three months ended September 30, 2013, we recorded $1.2 million in credits against U.S. tax expense on amended returns related to prior years.

Note 3: For the three months ended September 30, 2014, we recorded $6.1 million in credits for reserve releases related to the settlement of audits and expiration of the statute of limitations.

Note 4: For the three months ended September 30, 2014, we recorded a tax benefit of $3.3 million related to a foreign dividend to the U.S.

Note 5: For the three months ended September 30, 2013, cost of sales includes $6.4 million of special charges for obsolete inventory related to a unique product in a solar application in which slowing market conditions provided uncertainty as to the net realizable value of this inventory.

Note 6: The three months ended June 30, 2014, included acquisition costs comprised mainly of legal fees related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 7: Inventory step-up adjustment related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 8: The three months ended September 30, 2014 includes restructuring charges primarily for severance costs related to a reduction in work force at one of our foreign subsidiaries. The three months ended September 30, 2013 includes restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

Note 9: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructuring costs, costs associated with completed acquisitions, an inventory step-up adjustment related to an acquisition, an excess and obsolete charge related to a unique product in a solar application, discrete tax benefits and charges, and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related quarter.

Note 10: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude amortization of intangible assets, restructuring costs, costs associated with completed acquisitions, an inventory step-up adjustment related to an acquisition and an excess and obsolete charge related to a unique product in a solar application.

Note 11: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an excess and obsolete inventory charge related to a unique product in a solar application and an inventory step-up adjustment related to an acquisition.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Nine Months Ended
	September 30,
	2014	2013
Net revenues:
Products	$497,172	$388,998
Services	80,676	76,028

Total net revenues	577,848	465,026
Cost of revenues:
Products	276,905	237,590
Services	52,611	48,542

Total cost of revenues	329,516	286,132
Gross profit	248,332	178,894
Research and development	46,866	47,318
Selling, general and administrative	99,195	102,140
Insurance reimbursement	—	(1,071)
Acquisition costs	499	171
Restructuring	1,970	1,364
Amortization of intangible assets	3,214	1,537

Income from operations	96,588	27,435
Interest income, net	860	710

Income from operations before income taxes	97,448	28,145
Provision for income taxes	15,862	12,606

Net income	$81,586	$15,539

Net income per share:
Basic	$1.53	$0.29
Diluted	$1.52	$0.29
Cash dividends per common share	$0.49	$0.48
Weighted average shares outstanding:
Basic	53,276	52,998
Diluted	53,541	53,410
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$81,586	$15,539
Adjustments (net of tax, if applicable):
Income tax charge (Note 1)	—	6,481
Tax credits (Note 2)	—	(1,200)
Release of tax reserves (Note 3)	(11,188)	—
Tax benefit (Note 4)	(3,343)	(2,353)
Excess and obsolete charge (Note 5)	—	6,423
Insurance reimbursement (Note 6)	—	(1,071)
Acquisition costs (Note 7)	499	171
Acquisition inventory step-up (Note 8)	2,179	—
Restructuring (Note 9)	1,970	1,364
Amortization of intangible assets	3,214	1,537
Pro forma tax adjustments	(2,569)	(3,121)

Non-GAAP net earnings (Note 10)	$72,348	$23,770

Non-GAAP net earnings per share (Note 10)	$1.35	$0.45

Weighted average shares outstanding	53,541	53,410
Income from operations	$96,588	$27,435
Adjustments:
Excess and obsolete charge (Note 5)	—	6,423
Insurance reimbursement (Note 6)	—	(1,071)
Acquisition costs (Note 7)	499	171
Acquisition inventory step-up (Note 8)	2,179	—
Restructuring (Note 9)	1,970	1,364
Amortization of intangible assets	3,214	1,537

Non-GAAP income from operations (Note 11)	$104,450	$35,859

Non-GAAP operating margin percentage (Note 11)	18.1%	7.7%

Gross profit	$248,332	$178,894
Excess and obsolete charge (Note 5)	—	6,423
Acquisition inventory step-up (Note 8)	2,179	—

Non-GAAP gross profit (Note 12)	$250,511	$185,317

Non-GAAP gross profit percentage (Note 12)	43.4%	39.9%

Note 1: For the nine months ended September 30, 2013, we incurred income tax charges of $6.5 million related to an election to pay currently, at a substantially reduced rate, taxes on certain accumulated earnings from the years 2001 to 2011 of one of our foreign subsidiaries.

Note 2: For the nine months ended September 30, 2013, we recorded $1.2 million in credits against U.S. tax expense on amended returns related to prior years.

Note 3: For the nine months ended September 30, 2014, we recorded $11.2 million in credits for reserve releases related to the settlement of audits and expiration of the statute of limitations.

Note 4: For the nine months ended September 30, 2014, we recorded a tax benefit of $3.3 million related to a foreign dividend to the U.S. For the nine months ended September 30, 2013, we recorded a tax benefit of $2.4 million related to the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 5: For the nine months ended September 30, 2013, cost of sales includes $6.4 million of special charges for obsolete inventory related to a unique product in a solar application in which slowing market conditions provide uncertainty as to the net realizable value of this inventory.

Note 6: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year legal settlement.

Note 7: The nine months ended September 30, 2014 includes acquisition costs comprised of legal fees and filing fees related to the Granville-Phillips acquisition which closed during the second quarter of 2014. The nine months ended September 30, 2013 includes acquisition costs comprised of legal fees related to the Company’s acquisition of Alter S.r.l., in March 2013.

Note 8: Inventory step-up adjustment related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 9: The nine months ended September 30, 2014 includes restructuring charges primarily for severance related costs related to a reduction in work force at one of our foreign subsidiaries. The nine months ended September 30, 2013 includes restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

Note 10: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with acquisitions, an inventory step-up adjustment related to an acquisition, a benefit related to an insurance reimbursement, an excess and obsolete charge related to a unique product in a solar application, discrete tax benefits and charges, and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 11: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude amortization of intangible assets, restructuring costs, costs associated with completed acquisitions, an inventory step-up adjustment related to an acquisition, an excess and obsolete charge related to a unique product in a solar application, and a benefit related to an insurance reimbursement.

Note 12: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an excess and obsolete charge related to a unique product in a solar application and an inventory step-up adjustment related to an acquisition.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
		Provision		Income Before	Provision
	Income Before	(benefit) for	Effective	Income Taxes	(benefit) for	Effective
	Income Taxes	Income Taxes	Tax Rate		Income Taxes	Tax Rate
GAAP	$28,544	$(573)	-2.0%	$12,540	$10,082	80.4%
Adjustments:
Income tax charge (Note 1)	—	—		—	(6,481)
Tax credits (Note 2)	—	—		—	1,200
Release of tax reserves (Note 3)	—	6,109		—	—
Tax benefit (Note 4)	—	3,343		—	—
Excess and obsolete charge (Note 5)	—	—		6,423	—
Restructuring (Note 6)	1,223	—		1,126	—
Acquisition inventory step-up	1,634	—		—	—
(Note 8)
Amortization of intangible assets	1,760	—		361	—
Tax effect of pro forma adjustments	—	1,680		—	767
Adjustment to pro forma tax rate	—	(180)		—	1,588

Non-GAAP	$33,161	$10,379	31.3%	$20,450	$7,156	35.0%

	Three Months Ended June 30, 2014
		Provision
	Income Before	(benefit) for	Effective
	Income Taxes	Income Taxes	Tax Rate
GAAP	$30,891	$9,667	31.3%
Adjustments:
Acquisition costs (Note 7)	271	—
Acquisition inventory step-up (Note 8)	545	—
Amortization of intangible assets	1,044	—
Tax effect of pro forma adjustments	—	642
Adjustment to pro forma tax rate	—	(156)

Non-GAAP	$32,751	$10,153	31.0%

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
		Provision			Provision
	Income Before	(benefit) for	Effective	Income Before	(benefit) for	Effective
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes	Tax Rate
GAAP	$97,448	$15,862	16.3%	$28,145	$12,606	44.8%
Adjustments:
Income tax charge (Note 1)	—	—		—	(6,481)
Tax credits (Note 2)	—	—		—	1,200
Release of tax reserves (Note 3)	—	11,188		—	—
Tax benefit (Note 4)	—	3,343		—	2,353
Excess and obsolete charge (Note 5)	—	—		6,423	—
Insurance reimbursement (Note 9)	—	—		(1,071)	—
Acquisition costs (Note 7)	499	—		171	—
Acquisition inventory step-up	2,179	—		—	—
(Note 8)
Restructuring (Note 6)	1,970	—		1,364	—
Amortization of intangible assets	3,214	—		1,537	—
Tax effect of pro forma adjustments	—	2,790		—	802
Adjustment to pro forma tax rate	—	(221)		—	2,319

Non-GAAP	$105,310	$32,962	31.3%	$36,569	$12,799	35.0%

Note 1: In the third quarter of 2013, we incurred income tax charges of $6.5 million related to an election to pay currently, at a substantially reduced rate, taxes on certain accumulated earnings from the years 2001 to 2011 of one of our foreign subsidiaries.

Note 2: For the three and nine months ended September 30, 2013, we recorded $1.2 million in credits against U.S. tax expense on amended returns related to prior years.

Note 3: For the three and nine months ended September 30, 2014, we recorded $6.1 million and $11.2 million in credits, respectively, for reserve releases related to the settlement of audits and expiration of the statute of limitations.

Note 4: For the three and nine months ended September 30, 2014, we recorded a tax benefit of $3.3 million related to a foreign dividend to the U.S. For the nine months ended September 30, 2013, we recorded a tax benefit of $2.4 million related to the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 5: Cost of sales for the three months ended September 30, 2013, includes $6.4 million of special charges for obsolete inventory related to a unique product in a solar application in which slowing market conditions provided uncertainty as to the net realizable value of this inventory.

Note 6: The three and nine months ended September 30, 2014 includes restructuring charges primarily for severance related costs related to a reduction in work force at one of our foreign subsidiaries. The three and nine months ended September 30, 2013 includes restructuring charges primarily for severance related costs related to the consolidation of certain facilities.

Note 7: The nine months ended September 30, 2014 includes acquisition costs comprised of legal fees and filing fees related to the Granville-Phillips acquisition which closed during the second quarter of 2014. The nine months ended September 30, 2013 includes acquisition costs comprised of legal fees related to the Company’s acquisition of Alter S.r.l., in March 2013.

Note 8: Inventory step-up adjustment related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 9: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year legal settlement.

MKS Instruments, Inc.
Reconciliation of Q4-14 Guidance — GAAP Net Income to Non-GAAP Net Earnings
(In thousands, except per share data)

	Three Months Ended December 31, 2014
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$21,000	$0.39	$27,000	$0.50
Amortization	1,800	0.03	1,800	0.03
Tax effect of adjustments (Note 1)	(500)	(0.01)	(600)	(0.01)

Non-GAAP net earnings	$22,300	$0.42	$28,200	$0.53

Q4 - 14 forecasted shares		53,500		53,500

Note 1: The Non-GAAP adjustments are tax effected at the estimated Q4-14 tax rate of 31%.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$295,456	$288,902
Short-term investments	140,042	300,715
Trade accounts receivable, net	106,290	116,744
Inventories	153,930	142,727
Deferred income taxes	12,422	13,428
Other current assets	28,735	16,715

Total current assets	736,875	879,231
Property, plant and equipment, net	73,642	77,536
Long-term investments	134,749	60,405
Goodwill	193,125	150,909
Intangible assets, net	48,812	13,090
Other assets	30,165	31,847

Total assets	$1,217,368	$1,213,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$30,809	$40,074
Accrued compensation	27,277	43,662
Income taxes payable	3,821	10,444
Other current liabilities	42,961	34,242

Total current liabilities	104,868	128,422
Other liabilities	53,940	63,073
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	730,110	730,571
Retained earnings	323,639	278,966
Other stockholders’ equity	4,698	11,873

Total stockholders’ equity	1,058,560	1,021,523

Total liabilities and stockholders’ equity	$1,217,368	$1,213,018